As filed with the Securities and Exchange Commission on October 30, 2000

                                                    Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      EDUCATIONAL VIDEO CONFERENCING, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                   06-1488212
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                      35 EAST GRASSY SPRAIN ROAD, SUITE 200
                             YONKERS, NEW YORK 10710
                                 (914) 787-3500
   (Address and telephone number of registrant's principal executive offices)

       DR. AROL I. BUNTZMAN                            COPIES TO:
 35 EAST GRASSY SPRAIN ROAD, SUITE 200             JOSEPH D. ALPERIN, ESQ.
      YONKERS, NEW YORK 10710                 FISCHBEIN.BADILLO.WAGNER.HARDING
(Name and address and telephone                       909 THIRD AVENUE
  number of agent for service)                    NEW YORK, NEW YORK 10022
                                                      (212) 826-2000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:


                         CALCULATION OF REGISTRATION FEE
   Title Of Securities     Amount To Be         Proposed Maximum           Proposed Maximum              Amount Of
    To Be Registered        Registered      Offering Price Per Share    Aggregate Offering Price      Registration Fee
   -----------------       ------------     ------------------------    ------------------------      ----------------
Common Stock, $.0001       1,772,891(1)               $8.00(2)               $14,183,128(2)             $3,744.35(2)
Par value............


     (1) This Registration Statement also includes an indeterminable number of shares of common stock which may be issued under the antidilution provisions of Preferred stock and warrants held by certain selling stockholders.

     (2) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the bid and asked price on October 26, 2000 as reported by Nasdaq.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 30, 2000

PROSPECTUS

     THE  INFORMATION  IN THIS  PROSPECTUS  IS NOT  COMPLETE AND MAY BE CHANGED.
SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                      EDUCATIONAL VIDEO CONFERENCING, INC.

                        1,772,891 SHARES OF COMMON STOCK,


     The shares are being offered by certain stockholders named in the prospectus. They have the right to determine both the number of shares they will offer and the time or times when they will offer shares. They may sell the shares at the market price at the time of sale or at such other prices as they may negotiate. We will not receive any proceeds from the sale of the shares of this offering.

     Our common stock is quoted on the Pacific Exchange and the Boston Stock Exchange under the symbol "EVI" and the Nasdaq SmallCap Market under the symbol "EVCI." On October , 2000, the closing sale price of our common stock, as reported by Nasdaq(R), was $ per share.


               --------------------------------------------------

                    THESE ARE SPECULATIVE SECURITIES AND THIS
                 INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE
                       "RISK FACTORS" BEGINNING ON PAGE 5.

               --------------------------------------------------


     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                     , 2000.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. OFFERS OF THESE SECURITIES ARE NOT BEING MADE IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.


                                TABLE OF CONTENTS
                                                                            PAGE

WHERE YOU CAN FIND MORE INFORMATION...........................................2

PROSPECTUS SUMMARY............................................................3

RISK FACTORS..................................................................5

USE OF PROCEEDS FROM EXERCISE OF WARRANTS AND OPTIONS........................13

SELLING STOCKHOLDERS.........................................................14

PLAN OF DISTRIBUTION.........................................................15

INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................17

LEGAL MATTERS................................................................17

EXPERTS......................................................................17

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W. in Washington, D.C., and Seven World Trade Center, Suite 1300, New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. Our reports, proxy statements and other information are also available to the public at the Nasdaq's web site at http://www.nasdaq.com.

     This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus omits some of the information contained in the registration statement. You should refer to the registration statement for further information with respect to the securities offered by this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each case you should refer to the copy of the document filed for complete information.

     The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities covered by this prospectus are sold by the selling stockholders.

     1. Our annual report on Form 10-KSB for our fiscal year ended December 31, 1999, filed March 30, 2000.

     2. Our current report on Form 8-K filed January 31, 2000, as amended by Form 8-K/A filed March 28, 2000.

     3. Our current report on Form 8-K filed February 18, 2000, as amended by Form 8-K/A filed March 7, 2000.

     4. Our quarterly report on Form 10-QSB for our quarter ended March 31, 2000, filed May 12, 2000.

     5. Our quarterly report on Form 10-QSB for our quarter ended June 30, 2000, filed August 11, 2000.

     6.   Our current report on Form 8-K filed October 6, 2000.

     7. The description of our common stock contained under the caption "Description of Capital Stock" in our Prospectus filed February 24, 1999 pursuant to Rule 424(b) under the Securities Act.

     You may request a copy of these filings, at no cost, by writing or telephoning us:

          35 East Grassy Sprain Road, Suite 200
          Yonkers, New York 10710
          Attention:  Richard Goldenberg, Chief Financial Officer
          (914) 787-3500

                               PROSPECTUS SUMMARY


ABOUT OUR COMPANY

     We are a leading aggregator and distributor, via live interactive video conferencing systems, of accredited college courses and degree programs, as well as corporate training, professional development and continuing education programs. The instructor can see and hear the students as the students see and hear the instructor and the students can see and hear each other. The instructor and the students can also share data at multiple locations. Educational content is currently being delivered by us over high speed point-to-point or multi-point digital data lines (T-1 or ISDN).

     We expect to complete deploying our proprietary broadband network design at strategically placed hubs in New York and California by this year end and in Virginia by mid-February 2001. From these hubs we will be able to link up with national and international high speed broadband networks of major communications carriers to provide unique two-way multi-point, multi-media voice, video and data transmissions. Our broadband network design is unique because it permits video conferencing at approximately 30 frames per second (broadcast quality) through ATM DS-1 and 3, DSL, cable modems or satellite while we control bandwidth and throughput. This means higher quality transmissions at competitive broadband rates and at lower rates than ISDN service. Our broadband network design also gives us the opportunity to expand our business by offering our proprietary software to major corporations that want the travel and time convenience and cost savings afforded by using our technology to improve real time multi-point communications among their offices throughout the world for corporate communications, generally, and for job skills training, professional development and academic programs. These programs can be obtained from us or from others that have purchased our software from us, or our customers can generate them internally.

     Since January 14, 2000, we have owned and operated Interboro Institute, a two year college in New York City. Interboro Institute offers degree programs leading to the Associate of Occupational Studies Degree in business administration (accounting and business management), ophthalmic dispensing, paralegal studies, administrative secretarial arts (executive, legal, correspondence or medical secretary) and security services and management. Interboro Institute continues to operate as a campus college and will also provide content for remote delivery by us after requisite regulatory approvals are obtained. Most of Interboro Institute's student body consists of non-traditional students who pay their tuition using federal (Pell) and New York State (TAP) tuition grants.

     As a content aggregator and distributor, we presently can offer more than 2,500 courses, 250 degree programs and 1,000 professional development and continuing education courses from content providers that include St. John's University, Adelphi University, Clemson University, Manhattan College, The College of Insurance, Mercy College, Concordia College, Touro University International, Kaplan Educational Centers and Telecommunications Research Associates. Since beginning to offer courses in February 1998, through June 30, 2000, we have delivered 485 courses that have resulted in 9,762 completed student course registrations. We are currently delivering 147 courses, representing 4,651 student course registrations, to 19 sites located in 12 cities. We are also currently delivering 40 asynchronous courses, representing 226 student course registrations, via the Internet to 40 locations.

     We have long-term contacts with customers that include:

     o Major corporations, including Citibank, N.A., American International Group, Inc., Merrill Lynch & Co., Inc., Travelers Indemnity Company and Lockheed Martin Corp.

     o    Community  outreach  programs  in New  York  City and  Rochester  with
          economically   disadvantaged   constituents   who  can   qualify   for
          substantial tuition grants.

     o    YAI National Institute for People with Disabilities.

     o The City of Rochester School District and the Board of Education of the City of New York School (school district 10).

     o    New York City Correction Officer's Benevolent Association.

     We have developed long-term co-marketing contracts with organizations that have a strong interest in increasing usage of their services by being able to offer our training and education content and delivery technologies and services. Our co-marketing agreements with Verizon and @Home Network give us marketing access to a large number of major corporations and to more than 75 million U.S. households. Our co-marketing agreement with We Media, Inc. gives us marketing access to 54 million Americans with disabilities, their families and friends.

     We were organized in March 1997. We completed an underwritten initial public offering of our common stock in the first quarter of 1999. Our principal executive offices are located at 35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710 and our telephone number is (914) 787-3500. We maintain a world wide web site at www.evcinc.com. This reference to our world wide web site address does not constitute incorporation by reference of the information contained therein.

THE OFFERING

     The purpose of this offering is to register the resale of the shares of common stock owned by the selling stockholders. The selling stockholders are required to deliver a copy of this prospectus in connection with any sale of these shares.

     Common stock offered...........................................1,772,891 shares
     Common stock outstanding.......................................4,492,961 shares
     Common stock outstanding if all shares offered are sold........6,265,852 shares
     Net offering proceeds to us:...................................None


     Please note the following:

     o The 1,772,891 shares offered consist of 962,963, shares that are purchasable from us upon conversion of our Series B 7% Convertible Preferred Stock and 809,928 shares that are purchasable upon exercise of warrants.

     o We will receive proceeds of up to $16,050,246 from the exercise of the warrants prior to the sale of the underlying shares by selling stockholders.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. If any of the following or other risks actually occur, our business, financial condition or results of operations could be materially and adversely affected.

BECAUSE WE HAVE HAD LIMITED REVENUES AND ANTICIPATE CONTINUING SIGNIFICANT LOSSES WE MAY NOT BE ABLE TO ACHIEVE PROFITABILITY.

     Our net revenue for the year ended December 31, 1999, was $752,777 and our accumulated losses at December 31, 1999 were $9,578,439. Our net revenue for the six months ended June 30, 2000 was $4,100,910 and our accumulated losses at June 30, 2000 were $14,264,176. We believe we may be unable to generate enough revenue to offset our operating costs for the foreseeable future. However, we cannot assure you that we will ever generate sufficient revenue to achieve or sustain profitability.

OUR CONTINUED NEGATIVE CASH FLOW COULD MATERIALLY IMPEDE OUR ABILITY TO OPERATE.

     Because our expenses have been growing at a much faster rate than our revenues, we have experienced, and expect to continue to experience, negative cash flow from operations for the foreseeable future. Our negative cash flow from operations was $2,304,980 in 1998, $6,084,932 in 1999 and $6,721,536 for
the first six months of 2000. At June 30, 2000, we had $2,176,608 in cash and cash equivalents. The rate at which we are using cash to operate and grow our business may limit our ability to continue to implement our business strategy.

OUR  SUCCESS  MAY  DEPEND  ON  OUR  ABILITY  TO  OBTAIN  SUBSTANTIAL  ADDITIONAL
FINANCING.

     From our inception in March 1997 through June 30, 2000, we have received net proceeds from offerings of our debt and equity securities of $22,858,266. At June 30, 2000, we had working capital of $4,203,323. By September 30, 2000, our cash and cash equivalents had increased to approximately $9,600,000 and our working capital had increased to approximately $10,600,000, as a result of our receipt of net proceeds of approximately $12,850,000 from the sale of our Series B preferred stock and the redemption of our Series A 7.5% Convertible Preferred Stock. Based on current plans and assumptions relating to our operations, we believe that cash flow from our operations and the cash remaining from our financings will be sufficient to satisfy our cash requirements until at least the third quarter of 2001. After that, we expect to require additional funding in order to grow. If, however, we are underestimating our cash needs, we will require additional debt or equity financing sooner. Our ability to obtain the necessary financing, and its cost to us, are uncertain. Accordingly, we may be forced to curtail our planned business expansion and may also be unable to fund our ongoing operations.

DEPLOYMENT OF OUR BROADBAND NETWORK DESIGN MAY NOT RESULT IN ANY SIGNIFICANT REVENUES OR PROFITS FOR US.

     Technical problems or delays in installing our broadband network design, as well as unanticipated operational problems, could occur, including delays by major communications carriers in providing line services. We have no experience in installing or operating broadband networks except for our own installation that has been used to test its effectiveness. We also have no experience in pricing our broadband network design software for sale to others or in installing our software in their networks. These and other factors, including the substantial costs of marketing our software and support services, could prevent the successful launch of our new broadband network services.

OUR BROADBAND NETWORK DESIGN MAY NOT PROVIDE A SHORT OR LONG-TERM COMPETITIVE ADVANTAGE.

     We currently intend to protect our broadband network design as a trade secret and have not sought any patent protection for it. This may be inadequate to protect us. Our competition may, at any time, develop similar or superior technology that diminishes any advantage which our technology may now have in the marketplace. To remain competitive we expect we will be required to invest substantial resources in additional technology development and deployment.

OUR GREATER EMPHASIS ON PROVIDING TRAINING AND DEVELOPMENT CONTENT MAY NOT INCREASE OUR CONTENT DELIVERY REVENUES SUBSTANTIALLY.

     We recently decided to place greater emphasis on offering training and professional development content to existing and potential corporate customers. We believe this new strategy can help us increase student course registrations more rapidly than we have been increasing our student course registrations for higher education courses. Our change in strategy has required us to expend substantial time and effort to obtain contracts with training and development content providers. We are in the initial stages of marketing the training and professional development content we have aggregated and continue to aggregate. It is, therefore, too early to determine if our new strategy will accelerate our revenue growth.

THE SUBSTANTIAL TIME, FINANCIAL RESOURCES AND EFFORT REQUIRED FOR US TO OBTAIN ADDITIONAL CAPITAL AND CONTRACTS HAS IMPEDED OUR GROWTH AND ABILITY TO BECOME PROFITABLE.

     Our focus on raising additional capital and obtaining contracts with co-marketing partners, content providers, corporations and community based organizations has limited our ability to implement existing contracts. Once contact with a potential customer is initiated, it generally takes between four and six months to conclude a contract. In some instances discussions have been ongoing for more than 12 months. Our ability to conclude contracts with large corporate customers and co-marketing partners is also affected by the reputation and standing of our content providers and their ability to offer the training and professional development courses and programs needed by corporate customers and the higher education programs approved by them.

OUR DEPENDENCE ON A LIMITED NUMBER OF CONTENT PROVIDERS FOR COURSES AND PROGRAMS HAS LIMITED OUR ABILITY TO INCREASE ENROLLMENT TO PROFITABLE LEVELS.

     Our success depends upon our ability to establish and maintain relationships with training and professional development organizations and colleges and universities that can provide the programs and courses desired by our customers and their employees. We have multi-year agreements with our approximately 20 content providers. However, in many instances our content providers do not offer either the programs or courses desired by our corporate customers and their employees. This stems from factors that include academic standing, scheduling of class times and creating sufficient demand for particular courses so that classes have minimum numbers of students. We, therefore, are continually seeking to diversify our available training, professional development and higher education content by obtaining agreements with other content providers.

WE BELIEVE WE NEED TO SUBSTANTIALLY INCREASE ENROLLMENT BY EMPLOYEES OF LARGE CORPORATE CUSTOMERS IN ORDER FOR OUR DISTANCE LEARNING SERVICES TO BECOME PROFITABLE.

     For the six months ended June 30, 2000, approximately 86% of our net revenue is attributable to Interboro Institute, approximately 6% resulted from courses completed by our corporate customers and the balance resulted primarily from courses completed by participants in community outreach programs. Our distance learning services cannot become profitable without substantially greater increases in enrollment in courses and programs offered by us.

WE ARE DEPENDING ON OTHERS TO MATERIALLY INCREASE OUR STUDENT ENROLLMENT.

     We need to market our services to large numbers of potential students in order to materially increase our enrollment. We believe this requires us to have access to the employees of large corporations and that this access can best be obtained by having co-marketing alliances with entities that have large customer bases and experienced sales personnel. We have, accordingly, been focusing less on obtaining new corporate customers on our own in favor of obtaining co-marketing partners such as Verizon, @ Home Network and We Media. In the process, we are becoming dependent upon them to increase our marketing reach and effectiveness. We do not have control over either the marketing priorities of our co-marketing partners or the effort and resources they devote to marketing our content and delivery services. For example, the merger of Bell Atlantic and GTE and the Verizon strike have delayed the progress of our co-marketing activities with Verizon. Our co-marketing strategy may not substantially improve our student enrollment.

THE COSTS ASSOCIATED WITH OUR CONTENT DELIVERY ACTIVITIES MAY CONTINUE TO SUBSTANTIALLY EXCEED OUR REVENUES FROM THESE ACTIVITIES.

     While striving to become more efficient, generally, we must devote more resources to activities that include:

     o Making it more convenient to access our aggregated content by delivering it to desktops, providing more time slots for delivery of courses and programs and providing more asynchronous content.

     o Spending more time and other resources tailoring our training course and program offerings to the needs of our corporate customers.

     o Shortening and simplifying the course registration process, including by permitting online registration and registering greater numbers of corporate employees for the same program at the same time.

     All of these activities require us to spend more money for the foreseeable future without any guarantee that our efforts will result in significant increases in revenue.

OUR REQUIRING ADVANCE TUITION PAYMENTS AND CORPORATE GUARANTEES OF DEFERRED TUITION IS HINDERING OUR EFFORT TO INCREASE REGISTRATION FOR OUR HIGHER EDUCATION COURSES AND PROGRAMS.

     We require advance payment of at least 50% of tuition for higher education courses or, alternatively, that deferred payments be guaranteed by the corporate employer. This new policy has made recruiting more difficult and time consuming and has had an adverse impact on student enrollment.

OUR CASH FLOW FROM OUR DELIVERY OF HIGHER EDUCATION CONTENT IS UNPREDICTABLE BECAUSE WE DO NOT CONTROL TUITION BILLING BY OUR HIGHER EDUCATION PROVIDERS AND COLLECTION FROM OUR CORPORATE CUSTOMERS.

     Our higher education providers control the entire billing and collection process for deferred tuition payments and we do not receive our share of tuition until they receive payment. In most cases, we have been receiving our share more than 90 days after completion of courses and, in some cases, more than nine months after completion of courses. We believe this is caused mostly by the inability of our education providers to expedite billing procedures and of our corporate customers to expedite processing requests for payment from their employees. The requirement by most of our corporate customers that they receive evidence of satisfactory completion of higher education courses by their employees, before requests for payment can be processed, also contributes significantly to these delays.

CHANGES IN TRAINING AND EDUCATION POLICIES OF OUR CORPORATE CUSTOMERS COULD QUICKLY AND MATERIALLY DECREASE OUR EXISTING AND POTENTIAL STUDENT ENROLLMENT AND, THEREFORE, OUR REVENUE.

     Our contracts with our corporate customers do not give us protection against subsequent changes in their corporate tuition reimbursement policies or shifts in their attitudes toward corporate training and higher education opportunities for employees. Contracts we may obtain to deliver training or professional development content may not protect us against changes in corporate training budgets or policies. If training budgets or tuition reimbursement are materially curtailed by our customers, student enrollment would materially and precipitously decline. The likelihood of this happening is much greater during an economic downturn in a particular industry sector or the economy in general.

THE LACK OF EXCLUSIVITY AND NON-COMPETE PROVISIONS COULD MATERIALLY IMPAIR THE VALUE OF OUR CORPORATE CUSTOMER AGREEMENTS.

     None of our agreements with customers gives us an exclusive right to deliver courses to their employees or constituents and we do not foresee being able to obtain exclusivity. There are no restrictions in our agreements with customers, and none are contemplated, to prohibit them from competing with us or from using products or services that compete with us. Accordingly, our customers could materially impair our ability to enroll their employees or constituents in our courses and programs by actively encouraging them to enroll in competing courses and programs.

DEMAND FOR OUR SERVICES MAY NOT INCREASE RAPIDLY BECAUSE TRAINING AND EDUCATION VIA LIVE INTERACTIVE VIDEO CONFERENCING DOES NOT BECOME WIDELY ACCEPTED.

     Training and education via video conferencing is a relatively new alternative to traditional classroom instruction. Video conferencing is relatively expensive compared to asynchronous and other distance learning delivery systems because it requires special equipment and is most effectively delivered over broadband high speed transmission lines. Our experience has been that some instructors are unwilling to teach by means of interactive video conferencing systems or to adopt our method of teaching. We have also encountered some reluctance from some students to use our content delivery method. For these and other reasons, many colleges, universities and students may be unwilling to accept our delivery concept as an appropriate way to provide quality training and education. The extent to which training and education using video conferencing is accepted, and the rate of acceptance, will materially affect our ability to achieve our objectives.

WE DEPEND ON OUR CHAIRMAN, PRESIDENT AND OTHER KEY MANAGEMENT PERSONNEL TO OPERATE AND GROW.

     We believe the efforts of our executive officers and other management personnel, including Dr. Arol I. Buntzman, our chairman and chief executive officer, and Dr. John J. McGrath, our president, are essential to our operations and growth. The loss of the services of Drs. Buntzman or McGrath would materially adversely affect us. We maintain insurance on the life of Dr. Buntzman in the amount of $2 million. We have employment agreements, expiring December 31, 2001, with each of Dr. Buntzman, Dr. McGrath and James H. Mollitor, our chief technology officer.

TO SUCCEED, WE NEED TO ATTRACT AND RETAIN MORE SENIOR MANAGEMENT AND SKILLED ADMINISTRATORS AND TECHNICIANS IN A HIGHLY COMPETITIVE LABOR MARKET.

     We need to hire more senior management in order to operate and grow. Our business also requires the services of more skilled administrators to manage student recruitment and enrollment, develop strategies to increase student retention, train instructors and deal generally with college and corporate administrators. We also require engineers and technicians to effectively operate our interactive video conferencing systems and deploy and operate our broadband network design. The competition for qualified management, skilled administrators and technicians is intense. If we cannot compete for new employees or retain and motivate our existing employees, we would be adversely affected.

CONTENT PROVIDERS AND OTHERS WITH GREATER RESOURCES AND NAME RECOGNITION COULD MAKE IT VERY DIFFICULT FOR US TO BE COMPETITIVE IN OUR AGGREGATION AND DELIVERY OF TRAINING AND EDUCATION CONTENT.

     Two and four year colleges offering traditional classroom instruction are our most significant competition in our distance learning business and with respect to the on-campus courses and programs given by Interboro Institute. In addition, alternative methods of delivering courses are proliferating rapidly. These alternatives are usually less expensive and more readily available than video conferencing. Interactive video conferencing equipment has been used throughout the world for more than five years, the technology upon which it is based is established and its cost has been declining. We expect a significant increase in direct competition from numerous colleges and universities and from large corporations. In addition, the Higher Education Act encourages more competition by providing government incentives for distance learning companies.

SINCE THERE ARE NO SIGNIFICANT BARRIERS TO ENTRY INTO OUR MARKET, OUR DISTANCE LEARNING ACTIVITIES ARE FACING INCREASING COMPETITION FROM OTHER COMPANIES THAT OFFER A VARIETY OF OTHER PRODUCTS AND DELIVERY SERVICES.

     Our current distance learning competition includes numerous companies that offer a variety of asynchronous and synchronous delivery methods. These include Internet-based instruction, one-way and limited two-way satellite video conferencing, video and audio cassettes and CD-roms. New products and services will probably be developed, including by competitors and potential competitors that are much larger and have greater development, marketing and financial resources than we do.

OUR AGREEMENTS AND RELATIONSHIPS WITH OUR CONTENT PROVIDERS MAY HELP THEM TO COMPETE WITH US.

     Our agreements with our content providers do not restrict the content provider from competing with us except, in most cases, as long as it does not offer courses via competing interactive video conferencing systems to our corporate customers and their employees during the term of the agreement and for one year after its termination. By teaching our content providers how to give courses and programs via interactive video conferencing, we may be helping them to compete with us, even during the terms of their agreements with us.

WE MAY NEED TO REPLACE OBSOLETE EQUIPMENT AT SUBSTANTIAL UNANTICIPATED COSTS.

     Our success will depend on our ability to adapt timely and effectively to rapidly occurring technological advances in telecommunications and video conferencing equipment. To remain competitive, we may need to make substantial capital investments in new equipment that has made our existing equipment obsolete. Other technologies developed by competitors may significantly reduce demand for our services or render our services obsolete.

REGULATORY CHANGES MAY IMPOSE CONSTRAINTS, ADDITIONAL COSTS OR OTHER BURDENS ON US AND EDUCATION PROVIDERS.

     State and local agencies, as well as federal lawmakers, are currently evaluating laws and regulations that could have a significant impact on our business. It is uncertain to what extent this impact will be favorable or adverse, or when regulatory authorities will take action.

     Many states are re-evaluating their educational licensing requirements to reflect new developments in distance learning. Our agreements with our content providers require them to obtain the accreditation and licenses necessary to offer their courses, certificates and degrees in our programs. If state or local authorities impose new or more burdensome licensing requirements on our education providers, we may be unable to attract or retain the education providers on which our business depends.

     Federal agencies and independent accreditation organizations are also conducting reviews of new and existing laws and policies. We cannot predict the scope or outcome of these reviews. Additional regulation resulting from these reviews, if any, may materially adversely affect us by increasing the costs or administrative burdens of providing education programs, or by discouraging education providers from participating in our distance learning business.

INTERBORO INSTITUTE IS SUBJECT TO EXTENSIVE FEDERAL AND NEW YORK STATE REGULATION BECAUSE IT DEPENDS ON SUBSTANTIAL FEDERAL AND STATE FUNDS IN ORDER TO OPERATE.

     Interboro's participation in the Pell Grant program under Title IV of the Higher Education Act subject it to frequent reviews and detailed oversight and require it to comply with complex laws and regulations. Similarly, Interboro is subject to extensive regulation and oversight by New York State administrators of the TAP program. Approximately $6.1 million in Pell and TAP financial aid was provided to Interboro students during Interboro's fiscal year ended June 30, 1999. Most of Interboro's students rely on this aid to pay all of their tuition.

Any significant curtailment or delays in disbursement of Pell or TAP funds would have a material adverse effect on Interboro and, therefore, on our company.

INTERBORO INSTITUTE'S PRIOR PROBLEMS WITH REGULATORS COULD REOCCUR AND ADVERSELY AFFECT ITS OPERATIONS.

     Prior to our acquiring Interboro, TAP administrators disallowed approximately $4,800,000 of grants previously disbursed to Interboro for academic years 1989/1990 through 1991/1992. After protracted litigation, Interboro was required to repay approximately $5,850,000, including $1,050,000 of interest, to the New York State Higher Education Services Corporation. The entire amount has been fully paid and all but approximately $700,000 was paid prior to our purchase of Interboro. However, funds disbursed to Interboro subsequent to academic year 1992 are still subject to audit by TAP administrators as are future disbursements. In addition, Pell administrators could suspend or disallow Pell grants.

OUR CHAIRMAN AND OTHER PRINCIPAL STOCKHOLDERS CAN ACT TOGETHER TO CONTROL OUR BUSINESS AND POLICIES WITHOUT THE APPROVAL OF OTHER STOCKHOLDERS.

     Our officers and directors as a group, together with Tayside Trading, Ltd., DEWI Investments Limited and B&H Investments Ltd. can vote more than 40% of our common stock, before giving effect to this offering. This is probably sufficient to control the outcome of any stockholder vote except where the vote of our Series B preferred stock is required on matters that include:

     o    any increase or decrease in our authorized capital stock;

     o the sale of all or substantially all of our assets or the assets of any of our subsidiaries; or

     o    any merger involving us or any of our subsidiaries.

     In addition, as a result of voting agreements our chairman has with our president and chief financial officer, our chairman has the power to direct the vote of more than 25% of our common stock. This will probably be sufficient for Dr. Buntzman to alone control the outcome of any stockholder vote not requiring the vote of holders of our Series B preferred stock.

SALES, OR THE EXPECTATION OF SALES, OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK IN THIS OFFERING OR OTHERWISE COULD DECREASE OUR STOCK PRICE.

     There will be no underwriter or coordinating broker to manage the distribution of the up to 1,772,891 shares offered and sold in this offering. Accordingly, there will be no control over the timing and amount of shares sold by selling stockholders. In addition, as of October 2, 2000, approximately 3,200,000 shares that are not included in this offering can be sold from time to time under Rule 144 or our S-3 registration statement effective June 2, 2000. Also, up to 354,250 shares are eligible for resale publicly from time to time following exercise of options granted to our employees.

THE ISSUANCE OF SHARES OF OUR COMMON STOCK BY US TO THE SELLING STOCKHOLDERS WILL DILUTE OUR OTHER STOCKHOLDERS.

     The 809,928 shares covered by this prospectus that underlie warrants are issuable by us at between $6.00 and $25.00 per share, or an average of $19.82 per share. The shares issuable to holders of Series B preferred stock would total approximately 962,963 shares, assuming conversion occurs at the initial conversion price of $13.50.

OUR SHARE PRICE HAS RANGED GREATLY SINCE WE WENT PUBLIC AND MAY BE VERY VOLATILE IN THE FUTURE.

     Since our public offering in February 1999, the market price of our common stock has ranged between $5.875 and $40.94.

     In the future, our share price could be affected by a number of factors, including:

     o    actual or anticipated fluctuations in our operating results;

     o changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

     o increased competition from major corporations or well-known colleges and universities;

     o    announcements of technological innovations;

     o    the  operating  and  stock  price   performance  of  other  comparable
          companies;

     o    general stock market or economic conditions; and

     o sales of stock by the selling stockholders pursuant to this prospectus or otherwise.

     In addition, the stock market in general has experienced volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the common stock regardless of our actual operating performance.

PROVISIONS OF LAW AND TWO AGREEMENTS MAY PREVENT TAKEOVERS AND DEPRESS THE PRICE OF OUR SHARES.

     Certain provisions of Delaware law, an agreement with our chief executive officer and an agreement with holders of our Series B preferred stock could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us. The provisions of these agreements include:

     o our chairman is entitled to certain payments if his employment is terminated following a change of control of our company.

     o Series B preferred stockholders can require redemption of their shares if there is a change of control of our company.

     o Series B preferred stockholders must consent to transactions that, in addition to those referred to above, include:

          o    paying dividends on our common stock;

          o    incurring indebtedness in excess of $15,000,000; or

          o issuing additional shares of our capital stock at a discount to the then current market price of our common stock, other than excluded shares (as defined in the certificate of designations).

     Such provisions could limit the price that investors might be willing to pay in the future for the common stock because they believe our management and holders of our Series B preferred can defeat a takeover of our company that could be beneficial to non-management stockholders.

OUR CLASSIFIED BOARD LIMITS STOCKHOLDER VOTING FOR ELECTION AND REMOVAL OF DIRECTORS.

     Our board of directors is divided into three classes. The directors in each class will be elected for three year terms when their class stands for election at a stockholders meeting. This staggering of director terms protects directors from being removed from office by anyone engaged in a proxy contest for control of the board and dilutes the ability of stockholders to influence corporate governance policies. Furthermore, a director may only be removed, with or without cause, by the holders of 66 2/3% of the shares entitled to vote at an election of directors.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF OUR OFFICERS AND DIRECTORS MAY INSULATE THEM FROM ACCOUNTABILITY TO STOCKHOLDERS AT SUBSTANTIAL COST TO US.

     Our certificate of incorporation and by-laws include provisions whereby our officers and directors are to be indemnified against liabilities to the fullest extent permissible under Delaware law. Our certificate of incorporation also limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence. In addition, we have agreed to advance the legal expenses of our officers and directors who are required to defend against claims. These provisions and agreements may have the effect of reducing the likelihood of suits against directors and officers even though such suits, if successful, might benefit us and our stockholders. Furthermore, a stockholder's investment in our company may be adversely affected if we pay the cost of settlement and damage awards against directors and officers.

FORWARD LOOKING INFORMATION

     This prospectus contains, and incorporates by reference, forward-looking statements that involve assumptions, risks and uncertainties. The words "anticipate," "estimate," "expect," "will," "could," "may," "is targeting" and similar words are intended to identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risk factors set forth above. Should any one of these or other risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated by forward-looking statements. We undertake no obligation to update forward-looking statements.

                    USE OF PROCEEDS FROM EXERCISE OF WARRANTS

     We will not realize any proceeds from the sale of the shares pursuant to this prospectus. At most, we will receive a total of $16,050,246 if all warrants to purchase 809,928 shares offered by this prospectus are exercised by selling stockholders who do not utilize cashless exercise provisions of their warrants. These proceeds will be available to us for working capital and general corporate purposes.

                              SELLING STOCKHOLDERS

     The following table sets forth the name, and total number of shares of common stock owned and offered by, each selling stockholder. We know of no material relationship between any selling stockholder and us during the past three years. After the offering is complete, none of the selling stockholders will own more than one percent of our outstanding common stock.




                                        NUMBER OF SHARES BENEFICIALLY        NUMBER OF SHARES
SELLING STOCKHOLDER                      OWNED AS OF OCTOBER 2, 2000              OFFERED
-------------------                     -----------------------------        ----------------

Amaranth Trading LLC                             493,669(1)                    1,296,297
Seneca Capital International, Ltd.               169,556(2)                      169,556
Seneca Capital L.P.                               89,703(3)                       89,703
Merced Partners Limited Partnership               64,815(4)                       64,815
Lakeshore International, Ltd.                     64,815(5)                       64,815
Tayside Trading, Ltd.                            417,205(6)                       17,705
Timmy D. James                                    20,000                          20,000
Epifano Almodovar                                 10,000                          10,000
PJSC F6 2000 LLC                                  25,000(7)                       25,000
Century American Promotions, Inc.                 15,000                          15,000
                                               ---------                       ---------
                                               1,370,263                       1,772,891
                                               =========                       =========

---------------------

     (1) Also owned beneficially by Amaranth Advisors, L.L.C., the managing member of Amaranth Trading, and Nicholas M. Maounis, the managing member of Amaranth Advisors. Includes 65,000 shares that are not being offered pursuant to this prospectus, of which 45,000 shares are owned by Amaranth Securities LLC, an affiliate of Amaranth Trading, and 20,000 shares are owned by Mr. Maounis. The remaining 428,669 shares underlie a portion of the 100,000 shares of Series B preferred stock and related warrants issued initially to Paloma Strategic Fund L.P. and subsequently transferred to its affiliate, Amaranth Trading. Except for the ownership limitation described below, the 100,000 shares of Series B preferred stock would be convertible into 740,741 shares of common stock, based on the initial conversion price of $13.50 per share, and the related warrants would be exercisable for 555,556 shares of common stock, or the total of 1,296,297 shares being offered by Amaranth Trading pursuant to this prospectus. However, the number of shares of common stock into which the shares of Series B preferred stock and warrants are convertible and exercisable is limited to the number which would result in Amaranth Trading and its affiliates beneficially owning, together, not more than 9.99% of all the outstanding shares of our common stock. Amaranth Trading and its affiliates expressly disclaim beneficial ownership of any shares of our common stock in excess of this limitation.
Amaranth Trading, Amaranth Advisors and Amaranth Securities also disclaim any beneficial ownership of the 20,000 shares owned by Mr. Maounis.
     (2) Also owned beneficially by Seneca Capital Advisors LLC, the general partner of Seneca Capital International.
     (3) Also owned beneficially by Seneca Capital Investment LLC, the advisor of Seneca Capital L.P.
     (4) Also owned beneficially by its general partner, Global Capital Management, Inc., which has selected EBF & Associates, L.P. as advisor to the selling stockholder. EBF's general partner is Global Capital Management, Inc.
     (5)  Also  owned  beneficially  by  the  selling  stockholder's  investment manager, Hunter Capital Management, LLC, which has delegated investment decisions to EBF & Associates, L.P. EBF's general partner is Global Capital Management, Inc.
     (6) Includes 400,000 shares that are registered for resale pursuant to our Form S-3, effective June 2, 2000.
     (7) Excludes 50,000 shares underlying warrants that are beneficially owned by its affiliate, PJSC F6 1999 LLC, and are registered for resale pursuant to our Form S-3, effective June 2, 2000.

                              PLAN OF DISTRIBUTION

     We will receive no part of the proceeds of any sales made by the selling stockholders. We will pay all expenses of registration incurred in connection with this offering and the offering and sale of the shares, other than commissions, discounts and fees of brokers, dealers or agents.

     The selling stockholders and any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under that Act. Since the selling stockholder may be deemed "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

     The selling stockholders may from time to time sell all or a portion of their shares in the over-the-counter market or on any national securities exchange on which our common stock may be listed or traded, in transactions directly with market makers, at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

o a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o    privately negotiated transactions;

o    put or call option transactions;

o    short sales;

o    any combination of such methods of sale described above; or

o    any other lawful transaction.

     In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to the selling stockholder.

     Upon notification of us by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing

     o the name of each such selling stockholder and of each participating broker or dealer;

     o    the number of shares of our common stock involved;

     o    the price at which such shares were sold;

     o the commissions paid or discounts or concessions allowed to such brokers or dealers, where applicable;

     o that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     o    other facts material to the transaction.

     Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales, may pay to or receive from the purchasers of such shares commissions computed as described above.

     The selling stockholders will be subject to applicable SEC rules and regulations, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by them.

     The selling stockholders may enter into hedging transactions with broker-dealers. Broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. Except as specified in the next sentence, the selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. Each holder of our Series B preferred stock has agreed that neither it nor its affiliates will sell our common stock publicly less than specified prices during the 10 trading days prior to September 22, 2001 and 2003.

     The shares covered by this prospectus that have been paid for and held for at least one year may also be sold pursuant to Rule 144.

     We have agreed to keep this prospectus current until the earlier of:

     o the date of which the selling stockholders may sell all of their shares of common stock offered by this prospectus without restriction pursuant to Rule 144(k);

     o the date on which the selling stockholders have sold all of their shares of common stock offered by this prospectus; and

     o the date which is two years after the warrants to purchase shares of the common stock offered by this prospectus have been exercised in full.

     We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our certificate of incorporation and by-laws provide that we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of our company or serves or served at our request as a director, officer or employee of another corporation or entity.

     We have has entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificate of incorporation and by-laws. These agreements, among other things, indemnify our directors and officers for certain expenses (including advancing expenses for attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or officer of our company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. In addition, we have insurance providing indemnification for our directors and officers for certain liabilities. We believe that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

     Our counsel, Fischbein Badillo Wagner Harding, New York, New York, will issue an opinion on the legality of the shares of common stock offered by this prospectus.

                                     EXPERTS

     Our financial statements for the years ended December 31, 1999 and 1998 that are incorporated by reference in this prospectus have been so incorporated in reliance upon the report of Goldstein Golub Kessler LLP, independent auditors, given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses (other than underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the securities being registered. Except for the SEC filing fee, all expenses have been estimated and are subject to future contingencies.

          SEC registration fee................................ $ 3,744.35
          PCX and BSE listing fees............................
          Legal fees and expenses.............................
          Blue sky fees and expenses..........................
          Miscellaneous.......................................

                    Total


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Amended and Restated Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

     In accordance with Section 102(a)(7) of the GCL, the Restated Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damage for breach of fiduciary duty as a director with certain limited exceptions set forth in
Section 102(a)(7) of the GCL.

     The Registrant also has indemnification agreements with each of its officers and directors, the form of which is filed as Exhibit 10.21, to which reference is hereby made.

ITEM 16. EXHIBITS

EXHIBIT NO.*        DESCRIPTION OF EXHIBIT

     3.1[1]    --   Certificate of Incorporation of the Registrant.

     3.1(a)[6] --   Certificate of Amendment to Certificate of  Incorporation of
                    the Registrant.

     3.2[6]    --   Amended and Restated By-Laws of the Registrant.

     3.3[1]    --   Certificate  of Merger of  Educational  Video  Conferencing,
                    Inc.  (a  New  York  Corporation)  into  the  Registrant  (a
                    Delaware Corporation).

     3.4[1]    --   Certificate   of   Correction   of   the    Certificate   of
                    Incorporation of the Registrant.

     3.5       --   Intentionally omitted.

     3.5(a)    --   Intentionally omitted.

     3.5(b)    --   Certificate   Eliminating   Reference   to   Series  A  7.5%
                    Convertible   Preferred   Stock  from  the   Certificate  of
                    Incorporation of the Registrant.

     3.6[15]   --   Certificate  of  Designations  of  Series  B 7%  Convertible
                    Preferred of the Registrant.

     3.6(a)[15]--   Certificate of Correction of Certificate of  Designations of
                    the Series B 7% Convertible Preferred of the Registrant.

     4.1[1]    --   Form of Common Stock Purchase Warrant issued to investors in private placements and for services provided in connection with such private placements.

     4.2[1]    --   Tayside Common Stock Purchase Warrant.

     4.3[5]    --   Adelphi Common Stock Purchase Warrant.

     4.4[5]    --   Form of Representative's  Warrant Agreement  (including Form of Representative's Warrant).

     4.5[5]    --   Form of Common Stock Certificate.

     4.6[5]    --   Amended and Restated 1998 Incentive Stock Option Plan of the
                    Registrant.

     4.7[9]    --   Warrant  Agreement,  dated  January  14,  2000,  between the
                    Registrant and Bruce R. Kalisch.

     4.7[14]   --   Warrant  Agreement,   dated  April  18,  2000,  between  the
                    Registrant and Peter J. Solomon Company Limited.

     4.8[10]   --   Common  Stock  Purchase  Warrant,  dated  February  3, 2000, issued to The Shaar Fund Ltd.

     4.9[10]   --   Form  of  Finders'  Warrant  (relating  to the  issuance  of warrants to purchase 3,870 shares of the Registrant's common stock).

     4.9[15]   --   Form of Common Stock Purchase Warrant

     5.1       --   Opinion of Fischbeino Badilloo Wagnero Harding.

     +10.1[3]  --   Agreement between the Registrant and Adelphi  University for the Offering of Interactive Televideo Courses, dated May 13,
                    1997.

     +10.2[2]  --   Agreement   between  the   Registrant  and  The  College  of
                    Insurance for the Offering of Interactive Televideo Courses, dated September 16, 1997.

     +10.3[2]  --   Agreement  between the  Registrant and Mercy College for the
                    Offering  of  Interactive  Video  Conferenced  and  Computer
                    Courses, dated March 10, 1998.

     10.4[1]   --   Agreement  between the Registrant and Reliance  National for the Offering of Interactive  Televideo  Courses and Distance
                    Learning Programs, dated October 7, 1998.

     10.5[1]   --   Agreement between the Registrant and Citibank, dated May 20,
                    1997.

     10.6[1]   --   Agreement between the Registrant and American  International
                    Group, dated May 21, 1997.

     10.7[1]   --   Agreement  between the  Registrant and Merrill Lynch for the
                    Offering  of  Interactive  Televideo  Courses  and  Distance
                    Learning Programs, dated June 3, 1998.

     10.7(a)[8]--   Agreement between the Registrant and Merrill Lynch,  Pierce,
                    Fenner & Smith  Incorporated for the Offering of Interactive
                    Televideo Courses and Distance Learning Programs, dated June
                    30, 1999.

     10.8[5]   --   Agreement  for  Interactive  Televideo  Courses and Distance
                    Learning  Programs  between  the  Registrant  and  Travelers
                    Indemnity Company, dated July 24, 1998.

     10.9[1]   --   Agreement   between  the  Registrant  and  Zurich  Insurance
                    Company,   U.S.  Branch  for  the  Offering  of  Interactive
                    Televideo  Courses and  Distance  Learning  Programs,  dated
                    August 12, 1998.

     10.11[6]  --   Lease Agreement between the Registrant and Realty Co. (doing business as Royal Realty), dated December 15, 1998.

     10.12[1]  --   Employment  Agreement between the Registrant and Dr. Arol I.
                    Buntzman, dated October 1, 1998.

     10.13[1]  --   Employment  Agreement between the Registrant and Dr. John J.
                    McGrath, dated October 1, 1998.

     10.14[1]  --   Employment  Agreement  between  the  Registrant  and Richard
                    Goldenberg, dated October 1, 1998.

     10.15     --   Intentionally omitted.

     10.16[1]  --   Employment  Agreement  between the  Registrant  and James H.
                    Mollitor, dated October 1, 1998.

     10.17[1]  --   Consulting  Agreement  between the  Registrant and Arthur H.
                    Goldberg, dated March 4, 1998.

     10.18[4]  --   Consulting  Agreement  between the Registrant and William R.
                    Coda, dated May 10, 1998.

     10.19     --   Intentionally omitted.

     10.20[1]  --   Chief Executive  Officer Change in Control Agreement between the Registrant  and Dr. Arol I.  Buntzman,  dated October 1,
                    1998.

     10.21[1]  --   Form of Indemnification Agreement.

     10.22     --   Intentionally omitted.

     10.23[4]  --   ICS  Network  Systems  Equipment  Collocation  and  Services
                    Agreement, dated November 20, 1997.

     10.24[4]  --   Agreement  between the  Registrant  and General  Reinsurance
                    Corporation  for  the  Offering  of  Interactive   Televideo
                    Courses and Distance  Learning  Programs,  dated November 6,
                    1998.

     +10.25[4] --   Agreement  between the Registrant and Manhattan  College for the Offering of Interactive Video Conferenced Courses, dated
                    November 23, 1998.

     10.26[4]  --   Co-marketing   Agreements   between   AT&T  Corp.   and  the
                    Registrant.

     10.27[4]  --   Tariff  agreement  between  the  Registrant  and AT&T Corp., dated in June 1998.

     10.28[12] --   Agreement  between  Arol I.  Buntzman and Richard and Bonnie
                    Goldenberg, dated March 1, 2000.

     10.29[12] --   Agreement  between  Arol I.  Buntzman  and John J.  McGrath, dated March 1, 2000.

     10.30     --   Intentionally omitted.

     10.31[6]  --   Agreement between the Rochester City School District and the
                    Registrant, dated December 22, 1998.

     10.32[6]  --   National  Agreement between Lockheed Martin  Corporation and the Registrant dated February 17, 1999.

     +10.33[6] --   Educational  Provider  Agreement between Kaplan  Educational
                    Centers, Inc. and the Registrant dated March 23, 1999.

     10.34[7]  --   EVC and CWE  Co-Marketing  Agreement,  dated  May 21,  1999, between  the  Registrant  and  the  Consortium  for  Workers
                    Education.

     10.35[8]  --   Video   Conferencing   and    Telecommunications    Services
                    Agreement,   dated  July  1,  1999,  between  the  Board  of
                    Education  of the City  School  District  of the City of New
                    York on behalf of Community  School  District No. 10 and the
                    Registrant.

     10.36[8]  --   Agreement  between  the  Registrant  and  Atlantic  District
                    Lutheran   Church   Missouri   Synod  for  the  Offering  of
                    Interactive Televideo Courses, dated July 21, 1999.

     10.37[8]  --   Letter  Agreement  between  Excite  @Home  Network  and  the
                    Registrant, dated July 26, 1999.

     +10.38[8] --   Agreement  between the Registrant and Concordia  College for the Offering of Interactive Video Conferenced Courses, dated
                    August 19, 1999.

   +10.39(a)[8]--   Agreement, dated August 26, 1999, between We Media, Inc. and the Registrant.

   +10.39(b)[8]--   Agreement,  dated September 22, 1999, between We Media, Inc.
                    and the Registrant.

     +10.40[8] --   Co-Marketing Agreement, dated September 1, 1999, between the
                    Registrant and Bell Atlantic Network Services, Inc.

     +10.41[8] --   Agreement,  dated September 1, 1999,  between the Registrant and Touro  College  and Touro  University  College and Touro
                    University International.

     +10.42[8] --   Agreement,  between the Registrant and St. John's University for the Offering of Interactive Video Conferenced and Internet-Based Courses, dated September 24, 1999.

     10.43[9]  --   Stock  Purchase  Agreement,  dated  January 14, 2000,  among
                    Bruce R.  Kalisch,  Interboro  Holding,  Inc. and  Interboro
                    Institute, Inc.

     10.44[9]  --   Escrow  Agreement,  dated  January 14, 2000,  among Bruce R.
                    Kalisch,  Interboro  Holding,  Inc.  and  Fischbein.Badillo.
                    Wagner.Harding.

     10.45     --   Intentionally omitted.

     10.46     --   Intentionally omitted.

     +10.50[12]--   Agreement  between the Registrant and Golden Gate University for the Offering of Interactive video conference courses, dated March 3, 2000.

     10.51[12] --   License and services  agreement  between the  Registrant and
                    Learningforce Inc. dated October 18, 1999.

     10.52[12] --   Educational   Provider/Co-Marketing  Agreement  between  the
                    Registrant  and Computer  Generated  Solutions,  Inc.  dated
                    January 13, 2000.

     10.53[12] --   Stock  Subscription  and  Stockholders'   Agreement,   dated
                    November 29, 1999 among the Registrant,  Visiocom Worldwide,
                    S.A.,  the  individuals  set  forth  in  Exhibit  A to  such
                    agreement,   and   Visiocom  USA   Incorporated,   including
                    Exhibits.

   ++10.53[14] --   Agreement,  dated April 27, 2000, between the Registrant and
                    Telecommunications  Research  Associates for the Offering of
                    Interactive Video  Conferenced  Courses

     10.54[13] --   Summary  of   Transaction   Terms   between  edcor  and  the
                    Registrant, dated January 3, 2000.



     10.54[14] --   Agreement,  dated May 30, 2000, between Correction Officers'
                    Benevolent Association (Association), City of New York and the Registrant.

     10.55[13] --   Agreement,  dated January 25, 2000,  between the  Registrant and  Clemson  University  for  the  Offering  of  Non-Credit
                    Interactive Video Conferenced Courses.

  ++10.55[14]  --   Agreement,  dated June 1, 2000,  between the  Registrant and
                    American Academy of Professional Coders, Inc.

     10.56[13] --   Agreement,  dated March 13, 2000, between the Registrant and
                    California  State  Baptist  Association  for the Offering of
                    Interactive Televideo Courses.

     10.56[15] --   Form of Series B Stock Purchase Agreement.

     10.57[15] --   Amended and Restated  Registration Rights Agreements,  dated
                    September  27,  2000,   among  Paloma  Strategic  Fund  L.P.
                    ("Paloma"),  Seneca  Capital  International,  Ltd.  ("Seneca
                    Ltd."),   Seneca  Capital,   L.P.  ("Seneca  L.P."),  Merced
                    Partners   Limited   Partnership   ("Merced")   ,  Lakeshore
                    International, Ltd. ("Lakeshore") and the Registrant.

     10.58[15] --    Amended and Restated Co-Sale Agreement, dated September 29,
                    2000, among Dr. Arol I. Buntzman, the Registrant, Paloma, Seneca Ltd., Seneca L.P., Merced and Lakeshore.

     10.59     --   Agreement, dated August 31, 2000, between the Registrant and
                    YAI National Institute for People with Disabilities.

     10.60[16] --   IP Services and Dedicated Access Agreement,  dated September
                    15, 2000, between At Home Corporation, through its @Work division, and the Registrant.

     23.1      --   Consent of Goldstein Golub Kessler LLP.

     23.2      --   Consent of Fischbein  Badillo Wagner Harding (included in
                    Exhibit 5.1).

     24.1      --   Power of Attorney (set forth on page II-10).

     27[14]    --   Financial Data Schedule.

     99.1[9]   --   Press Release of the Registrant, dated January 20, 2000.

------------------------------

* Numbers inside brackets indicate documents from which exhibits have been incorporated by reference.

+ Confidential treatment has been granted with respect to the redacted portions of this exhibit.

++ Confidential treatment has been requested with respect to the redacted portions of this exhibit.

[1] Incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated October 23, 1998, registration no. 333-66085.

[2] Incorporated by reference to Amendment No. 1, dated November 12, 1998, to the Registrant's Form SB-2, Registration no. 333-66085.

[3] Incorporated by reference to Amendment No. 2, dated November 20, 1998, to the Registrant's Form SB-2, Registration No. 333-66085.

[4] Incorporated by reference to Amendment No. 3, dated December 23, 1998, to the Registrant's Form SB-2, Registration No. 333-66085.

[5] Incorporated by reference to Amendment No. 4, dated February 10, 1999, to the Registrant's Form SB-2, Registration No. 333-66085.

[6] Incorporated by reference to Registrant's Form 10-QSB, for the quarter ended March 31, 1999.

[7] Incorporated by reference to Registrant's Form 10-QSB, for the quarter ended June 30, 1999.

[8] Incorporated by reference to Registrant's Form 10-QSB for the quarter ended September 30, 1999.

[9]  Incorporated  by reference to the  Registrant's  Form 8-K dated January 14,
     2000.

[10] Incorporated  by reference to the  Registrant's  Form 8-K dated February 3,
     2000.

[11] Incorporated  by  reference to the  Registrant's  Form 8-K/A dated March 3,
     2000.

[12] Incorporated by reference to the Registrant's Form 10-KSB for the year ended December 31, 1999.

[13] Incorporated by reference to the Registrant's Form 10-QSB for the quarter ended March 31, 2000.

[14] Incorporated by reference to the Registrant's Form 10-QSB for the quarter ended June 30, 2000.

[15] Incorporated  by reference to the  Registrant's  Form 8-K dated  October 6,
     2000.

[16] To be filed by amendment.

ITEM 17. UNDERTAKINGS

     (a)  The Registrant will:

          (1) File during any period in which selling stockholders offer or sell securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

          (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on the 30th day of October, 2000.

                                EDUCATIONAL VIDEO CONFERENCING, INC.

                                By: /s/Dr. Arol I. Buntzman
                                   ---------------------------------------------
                                   Dr. Arol I. Buntzman, Chairman of the Board
                                   and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Dr. Arol I. Buntzman and John J. McGrath, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:


          SIGNATURE                       TITLE                                Date
          ---------                       -----
 /s/Dr. Arol I. Buntzman        Chairman of the Board and Chief             October 30, 2000
-----------------------------   Executive Officer
Dr. Arol I. Buntzman


/s/Dr. John J. McGrath          President and Director                      October 30, 2000
-----------------------------
Dr. John J. McGrath

/s/Richard Goldenberg           Chief Financial Officer, Secretary and      October 30, 2000
-----------------------------   Director (Principal Financial
Richard Goldenberg              and Accounting Officer)


/s/Royce N. Flippin, Jr.        Director                                    October 30, 2000
-----------------------------
Royce N. Flippin, Jr.

/s/Philip M. Getter             Director                                    October 30, 2000
-----------------------------
Philip M. Getter

/s/ Arthur H. Goldberg          Director                                    October 30, 2000
-----------------------------
Arthur H. Goldberg


                                  EXHIBIT INDEX


EXHIBIT NO.*      DESCRIPTION OF EXHIBIT

     3.1[1]    --   Certificate of Incorporation of the Registrant.

     3.1(a)[6] --   Certificate of Amendment to Certificate of  Incorporation of
                    the Registrant.

     3.2[6]    --   Amended and Restated By-Laws of the Registrant.

     3.3[1]    --   Certificate  of Merger of  Educational  Video  Conferencing,
                    Inc.  (a  New  York  Corporation)  into  the  Registrant  (a
                    Delaware Corporation).

     3.4[1]    --   Certificate   of   Correction   of   the    Certificate   of
                    Incorporation of the Registrant.

     3.5       --   Intentionally omitted.

     3.5(a)    --   Intentionally omitted.

     3.5(b)    --   Certificate   Eliminating   Reference   to   Series  A  7.5%
                    Convertible   Preferred   Stock  from  the   Certificate  of
                    Incorporation of the Registrant.

     3.6[15]   --   Certificate  of  Designations  of  Series  B 7%  Convertible
                    Preferred of the Registrant.

     3.6(a)[15]--   Certificate of Correction of Certificate of  Designations of
                    the Series B 7% Convertible Preferred of the Registrant.

     4.1[1]    --   Form of Common Stock Purchase Warrant issued to investors in private placements and for services provided in connection with such private placements.

     4.2[1]    --   Tayside Common Stock Purchase Warrant.

     4.3[5]    --   Adelphi Common Stock Purchase Warrant.

     4.4[5]    --   Form of Representative's  Warrant Agreement  (including Form of Representative's Warrant).

     4.5[5]    --   Form of Common Stock Certificate.

     4.6[5]    --   Amended and Restated 1998 Incentive Stock Option Plan of the
                    Registrant.

     4.7[9]    --   Warrant  Agreement,  dated  January  14,  2000,  between the
                    Registrant and Bruce R. Kalisch.

     4.7[14]   --   Warrant  Agreement,   dated  April  18,  2000,  between  the
                    Registrant and Peter J. Solomon Company Limited.

     4.8[10]   --   Common  Stock  Purchase  Warrant,  dated  February  3, 2000, issued to The Shaar Fund Ltd.

     4.9[10]   --   Form  of  Finders'  Warrant  (relating  to the  issuance  of warrants to purchase 3,870 shares of the Registrant's common stock).

     4.9[15]   --   Form of Common Stock Purchase Warrant

     5.1       --   Opinion of Fischbeino Badilloo Wagnero Harding.

     +10.1[3]  --   Agreement between the Registrant and Adelphi  University for the Offering of Interactive Televideo Courses, dated May 13,
                    1997.

     +10.2[2]  --   Agreement   between  the   Registrant  and  The  College  of
                    Insurance for the Offering of Interactive Televideo Courses, dated September 16, 1997.

     +10.3[2]  --   Agreement  between the  Registrant and Mercy College for the
                    Offering  of  Interactive  Video  Conferenced  and  Computer
                    Courses, dated March 10, 1998.

     10.4[1]   --   Agreement  between the Registrant and Reliance  National for the Offering of Interactive  Televideo  Courses and Distance
                    Learning Programs, dated October 7, 1998.

     10.5[1]   --   Agreement between the Registrant and Citibank, dated May 20,
                    1997.

     10.6[1]   --   Agreement between the Registrant and American  International
                    Group, dated May 21, 1997.

     10.7[1]   --   Agreement  between the  Registrant and Merrill Lynch for the
                    Offering  of  Interactive  Televideo  Courses  and  Distance
                    Learning Programs, dated June 3, 1998.

     10.7(a)[8]--    Agreement between the Registrant and Merrill Lynch, Pierce,
                    Fenner & Smith Incorporated for the Offering of Interactive Televideo Courses and Distance Learning Programs, dated June 30, 1999.

     10.8[5]   --   Agreement  for  Interactive  Televideo  Courses and Distance
                    Learning  Programs  between  the  Registrant  and  Travelers
                    Indemnity Company, dated July 24, 1998.

     10.9[1]   --   Agreement   between  the  Registrant  and  Zurich  Insurance
                    Company,   U.S.  Branch  for  the  Offering  of  Interactive
                    Televideo  Courses and  Distance  Learning  Programs,  dated
                    August 12, 1998.

     10.11[6]  --   Lease Agreement between the Registrant and Realty Co. (doing business as Royal Realty), dated December 15, 1998.

     10.12[1]  --   Employment  Agreement between the Registrant and Dr. Arol I.
                    Buntzman, dated October 1, 1998.

     10.13[1]  --   Employment  Agreement between the Registrant and Dr. John J.
                    McGrath, dated October 1, 1998.

     10.14[1]  --   Employment  Agreement  between  the  Registrant  and Richard
                    Goldenberg, dated October 1, 1998.

     10.15     --   Intentionally omitted.

     10.16[1]  --   Employment  Agreement  between the  Registrant  and James H.
                    Mollitor, dated October 1, 1998.

     10.17[1]  --   Consulting  Agreement  between the  Registrant and Arthur H.
                    Goldberg, dated March 4, 1998.

     10.18[4]  --   Consulting  Agreement  between the Registrant and William R.
                    Coda, dated May 10, 1998.

     10.19     --   Intentionally omitted.

     10.20[1]  --   Chief Executive  Officer Change in Control Agreement between the Registrant  and Dr. Arol I.  Buntzman,  dated October 1,
                    1998.

     10.21[1]  --   Form of Indemnification Agreement.

     10.22     --   Intentionally omitted.

     10.23[4]  --   ICS  Network  Systems  Equipment  Collocation  and  Services
                    Agreement, dated November 20, 1997.

     10.24[4]  --   Agreement  between the  Registrant  and General  Reinsurance
                    Corporation  for  the  Offering  of  Interactive   Televideo
                    Courses and Distance  Learning  Programs,  dated November 6,
                    1998.

     +10.25[4] --   Agreement  between the Registrant and Manhattan  College for the Offering of Interactive Video Conferenced Courses, dated
                    November 23, 1998.

     10.26[4]  --   Co-marketing   Agreements   between   AT&T  Corp.   and  the
                    Registrant.

     10.27[4]  --   Tariff  agreement  between  the  Registrant  and AT&T Corp., dated in June 1998.

     10.28[12] --   Agreement  between  Arol I.  Buntzman and Richard and Bonnie
                    Goldenberg, dated March 1, 2000.

     10.29[12] --   Agreement  between  Arol I.  Buntzman  and John J.  McGrath, dated March 1, 2000.

     10.30     --   Intentionally omitted.

     10.31[6]  --   Agreement between the Rochester City School District and the
                    Registrant, dated December 22, 1998.

     10.32[6]  --   National  Agreement between Lockheed Martin  Corporation and the Registrant dated February 17, 1999.

     +10.33[6] --   Educational  Provider  Agreement between Kaplan  Educational
                    Centers, Inc. and the Registrant dated March 23, 1999.

     10.34[7]  --   EVC and CWE  Co-Marketing  Agreement,  dated  May 21,  1999, between  the  Registrant  and  the  Consortium  for  Workers
                    Education.

     10.35[8]  --   Video   Conferencing   and    Telecommunications    Services
                    Agreement,   dated  July  1,  1999,  between  the  Board  of
                    Education  of the City  School  District  of the City of New
                    York on behalf of Community  School  District No. 10 and the
                    Registrant.

     10.36[8]  --   Agreement  between  the  Registrant  and  Atlantic  District
                    Lutheran   Church   Missouri   Synod  for  the  Offering  of
                    Interactive Televideo Courses, dated July 21, 1999.

     10.37[8]  --   Letter  Agreement  between  Excite  @Home  Network  and  the
                    Registrant, dated July 26, 1999.

     +10.38[8] --   Agreement  between the Registrant and Concordia  College for the Offering of Interactive Video Conferenced Courses, dated
                    August 19, 1999.

   +10.39(a)[8]--   Agreement, dated August 26, 1999, between We Media, Inc. and the Registrant.

   +10.39(b)[8 --   Agreement,  dated September 22, 1999, between We Media, Inc.
                    and the Registrant.

     +10.40[8] --   Co-Marketing Agreement, dated September 1, 1999, between the
                    Registrant and Bell Atlantic Network Services, Inc.

     +10.41[8] --   Agreement,  dated September 1, 1999,  between the Registrant and Touro  College  and Touro  University  College and Touro
                    University International.

     +10.42[8] --   Agreement,  between the Registrant and St. John's University for the Offering of Interactive Video Conferenced and Internet-Based Courses, dated September 24, 1999.

     10.43[9]  --   Stock  Purchase  Agreement,  dated  January 14, 2000,  among
                    Bruce R.  Kalisch,  Interboro  Holding,  Inc. and  Interboro
                    Institute, Inc.

     10.44[9]  --   Escrow  Agreement,  dated  January 14, 2000,  among Bruce R.
                    Kalisch,       Interboro       Holding,       Inc.       and
                    FischbeinoBadillooWagneroHarding.

     10.45     --   Intentionally omitted.

     10.46     --   Intentionally omitted.

     +10.50[12]--   Agreement  between the Registrant and Golden Gate University for the Offering of Interactive video conference courses, dated March 3, 2000.

     10.51[12] --   License and services  agreement  between the  Registrant and
                    Learningforce Inc. dated October 18, 1999.

     10.52[12] --   Educational   Provider/Co-Marketing  Agreement  between  the
                    Registrant  and Computer  Generated  Solutions,  Inc.  dated
                    January 13, 2000.

     10.53[12] --   Stock  Subscription  and  Stockholders'   Agreement,   dated
                    November 29, 1999 among the Registrant,  Visiocom Worldwide,
                    S.A.,  the  individuals  set  forth  in  Exhibit  A to  such
                    agreement,   and   Visiocom  USA   Incorporated,   including
                    Exhibits.

   ++10.53[14] --    Agreement, dated April 27, 2000, between the Registrant and
                    Telecommunications Research Associates for the Offering of Interactive Video Conferenced Courses

     10.54[13] --   Summary  of   Transaction   Terms   between  edcor  and  the
                    Registrant, dated January 3, 2000.

     10.54[14] --   Agreement,  dated May 30, 2000, between Correction Officers'
                    Benevolent Association (Association), City of New York and the Registrant.

     10.55[13] --   Agreement,  dated January 25, 2000,  between the  Registrant and  Clemson  University  for  the  Offering  of  Non-Credit
                    Interactive Video Conferenced Courses.


   ++10.55[14] --   Agreement,  dated June 1, 2000,  between the  Registrant and
                    American Academy of Professional Coders, Inc.

     10.56[13] --   Agreement,  dated March 13, 2000, between the Registrant and
                    California  State  Baptist  Association  for the Offering of
                    Interactive Televideo Courses.

     10.56[15] --   Form of Series B Stock Purchase Agreement.

     10.57[15] --   Amended and Restated  Registration Rights Agreements,  dated
                    September  27,  2000,   among  Paloma  Strategic  Fund  L.P.
                    ("Paloma"),  Seneca  Capital  International,  Ltd.  ("Seneca
                    Ltd."),   Seneca  Capital,   L.P.  ("Seneca  L.P."),  Merced
                    Partners   Limited   Partnership   ("Merced")   ,  Lakeshore
                    International, Ltd. ("Lakeshore") and the Registrant.

     10.58[15] --   Amended and Restated Co-Sale Agreement,  dated September 29,
                    2000,  among Dr. Arol I. Buntzman,  the Registrant,  Paloma,
                    Seneca Ltd., Seneca L.P., Merced and Lakeshore.

     10.59     --   Agreement, dated August 31, 2000, between the Registrant and
                    YAI National Institute for People with Disabilities.

     10.60[16] --   IP Services and Dedicated Access Agreement,  dated September
                    15, 2000, between At Home Corporation, through its @Work division, and the Registrant.

     23.1      --   Consent of Goldstein Golub Kessler LLP.

     23.2      --   Consent of Fischbein  Badillo Wagner  Harding (included in
                    Exhibit 5.1).

     24.1      --   Power of Attorney (set forth on page II-10).

     27[14]    --   Financial Data Schedule.

     99.1[9]   --   Press Release of the Registrant, dated January 20, 2000.

------------------------------

* Numbers inside brackets indicate documents from which exhibits have been incorporated by reference.

+ Confidential treatment has been granted with respect to the redacted portions of this exhibit.

++ Confidential treatment has been requested with respect to the redacted portions of this exhibit.

[1] Incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated October 23, 1998, registration no. 333-66085.

[2] Incorporated by reference to Amendment No. 1, dated November 12, 1998, to the Registrant's Form SB-2, Registration no. 333-66085.

[3] Incorporated by reference to Amendment No. 2, dated November 20, 1998, to the Registrant's Form SB-2, Registration No. 333-66085.

[4] Incorporated by reference to Amendment No. 3, dated December 23, 1998, to the Registrant's Form SB-2, Registration No. 333-66085.

[5] Incorporated by reference to Amendment No. 4, dated February 10, 1999, to the Registrant's Form SB-2, Registration No. 333-66085.

[6] Incorporated by reference to Registrant's Form 10-QSB, for the quarter ended March 31, 1999.

[7] Incorporated by reference to Registrant's Form 10-QSB, for the quarter ended June 30, 1999.

[8] Incorporated by reference to Registrant's Form 10-QSB for the quarter ended September 30, 1999.

[9]  Incorporated  by reference to the  Registrant's  Form 8-K dated January 14,
     2000.

[10] Incorporated  by reference to the  Registrant's  Form 8-K dated February 3,
     2000.

[11] Incorporated  by  reference to the  Registrant's  Form 8-K/A dated March 3,
     2000.

[12] Incorporated by reference to the Registrant's Form 10-KSB for the year ended December 31, 1999.

[13] Incorporated by reference to the Registrant's Form 10-QSB for the quarter ended March 31, 2000.

[14] Incorporated by reference to the Registrant's Form 10-QSB for the quarter ended June 30, 2000.

[15] Incorporated  by reference to the  Registrant's  Form 8-K dated  October 6,
     2000.

[16] To be filed by amendment.